Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the B.O.S Better Online Solutions Ltd. (“BOS”) 2003 Israeli Share Option Plan, of our report dated March 29, 2009, with respect to the consolidated financial statements of BOS -Supply Chain Solutions (Lynk) Inc. (formally known as Lynk USA Inc.) included in BOS’s report on Form 6-K, filed with the Securities and Exchange Commission on March 31, 2009.

/s/ ARIK ESHEL, CPA & ASSOC., PC ———————————————— ARIK ESHEL, CPA & ASSOC., PC

July 2, 2009